Exhibit 1.1

                         Shares

AngioDynamics, Inc.

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

                    , 2006

RBC Capital Markets Corporation

Canaccord Adams Inc.

First Albany Capital Inc.

KeyBanc Capital Markets

As the Representatives of the several

    underwriters named in Schedule I hereto

c/o RBC Capital Markets Corporation

1 Liberty Plaza

New York, NY 10006-1404

Ladies and Gentlemen:

AngioDynamics, Inc., a Delaware corporation (the “Issuer”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of                      shares of the Issuer’s common stock, $0.01 par value (the “Firm Shares”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. In addition, the Issuer proposes to sell at the Underwriters’ option an aggregate of up to                      additional shares of the Issuer’s common stock (the “Option Shares”) to cover over-allotments as set forth below.

As the Representatives, you have advised the Issuer (a) that you are authorized to enter into this agreement (this “Agreement”) on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Issuer has prepared and filed a registration statement on Form S-3 (File No. 333-                ), including a prospectus, with respect to the Shares pursuant to the Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “1933 Act”). The Registration Statement as amended at the time it becomes effective, including all information deemed to be a part of the registration statement as of the time of effectiveness pursuant to Rule 430A under the 1933 Act, is hereinafter referred to as the “Registration Statement”; each prospectus included in such registration statement (and any amendments thereto) before it became effective under the 1933 Act and any prospectus filed with the Commission pursuant to Rule 424(a) of the 1933 Act is hereinafter referred to as the “Preliminary Prospectus”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter referred to as the “Pricing Prospectus”; the final prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) to confirm sales of Shares is hereinafter referred to as the “Prospectus”; and any issuer free writing prospectus as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter referred to as the “Issuer Free Writing Prospectus.” If the Issuer has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the 1933 Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, the “Applicable Time”1 is         :             m (Eastern time) on the date of this Agreement. For purposes of this Agreement, the term “Disclosure Package” shall mean the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses and other documents identified on Schedule II(a) hereto. Any reference in this Agreement to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any “amendment” or “supplement” to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1934 Act”), and incorporated therein; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement.

[1]	Applicable Time is the time, shortly after the Shares are priced, when the first sales are confirmed (whether orally or in writing).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Issuer.

The Issuer represents and warrants to each of the Underwriters as follows:

(a) The Registration Statement has been filed with the Commission and has been declared effective by the Commission. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by the Commission. The Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the 1933 Act. Copies of such Registration Statement and each of the amendments thereto have been delivered by the Issuer to you.

(b) (i) As of the effective date of the Registration Statement, the date hereof, the Closing Date (as defined below) and each Option Closing Date (as defined below), if any, the Registration Statement does not and will not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) as of its date and the date hereof, the Prospectus does not, and as amended or supplemented on the Closing Date and each Option Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through RBC Capital Markets Corporation expressly for use therein, such information being listed in Section 13 below.

(c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act, and the Pricing Prospectus did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Issuer by an Underwriter through RBC Capital Markets Corporation expressly for use therein, such information being listed in Section 13 below.

(d) The Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus listed in Schedule II(b) hereto, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that this representation and warranty shall not apply to any statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by an Underwriter through RBC Capital Markets Corporation expressly for use therein, such information being listed in Section 13 below.

(e) The Issuer filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act. No statements of material fact included in the Prospectus has been omitted from the Disclosure Package and no statement of a material fact included in the Disclosure Package that is required to be included in the Prospectus has been omitted therefrom. Each Free Writing Prospectus and Issuer Free Writing Prospectus that the Issuer has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act or that was prepared by or on behalf of or used or referred to by the Issuer complies or will comply in all material respects with the requirements of the 1933 Act. Except for each Free Writing Prospectus and Issuer Free Writing Prospectus, if any, identified on Schedule II(a) and (b) hereto, and electronic road shows, if any, furnished to you before first use, the Issuer has not prepared, used or referred to, and will not without your prior consent, prepare, use or refer to, any Free Writing Prospectus or Issuer Free Writing Prospectus.

(f) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and none of such documents, when read together with the other information in the Pricing Prospectus or the Prospectus, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Issuer by an Underwriter through RBC Capital Markets Corporation expressly for use therein, such information being listed in Section 13 below.

(g) This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid, legal, and binding obligation of the Issuer, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Issuer has full corporate power to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

(h) The Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own or lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus. Leocor, Inc., the Issuer’s only subsidiary (the “Subsidiary”), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Issuer is duly qualified to transact business and is in good standing as a foreign corporation in Florida and New York. The outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Issuer free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiary are outstanding.

(i) The outstanding shares of common stock of the Issuer (“Common Shares”) have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable, and no preemptive rights, rights of first refusal, rights of co-sale or similar rights in favor of stockholders of the Issuer exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been described in the Registration Statement and waived or satisfied, for or relating to the registration of any Common Shares.

(j) The information set forth under the caption “Capitalization” in the Disclosure Package and the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Disclosure Package and the Prospectus. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Issuer’s incorporation. No shares of capital stock of the Issuer other than Common Stock are issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Issuer has any existing right to acquire any shares of capital stock other than Common Stock of the Issuer.

(k) The consolidated financial statements of the Issuer and the Subsidiary, together with related notes and schedules as set forth or incorporated by reference in the Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Issuer and the Subsidiary, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Issuer. No “non-GAAP financial measures” (as defined in Regulation G under the 1933 Act) are disclosed in the Registration Statement or the Prospectus except for disclosure that complies with the requirements of Item 10 of Regulation S-K and Regulation G promulgated by the Commission.

(l) The Issuer is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) that are in effect.

(m) The Issuer is in material compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are in effect.

(n) The Issuer maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements of the Issuer in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to the Issuer’s assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets of the Issuer is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o) The Issuer has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act), which are (i) designed to provide reasonable assurance that material information relating to the Issuer required to be disclosed by the Issuer in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported in the time periods specified in the Commission’s rules and forms; and (ii) effective in all material respects to perform the functions for which they are established.

(p) Pricewaterhouse Coopers LLP, who have audited certain financial statements of the Issuer and delivered their report with respect to the audited financial statements included in the Registration Statement and the Prospectus and Grant Thornton LLP, who have audited certain financial statements of the Issuer and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, are each independent registered public accountants with respect to the Issuer within the meaning of the 1933 Act (including without limitation the Sarbanes-Oxley Act).

(q) Since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, the Issuer has not been advised of (i) any significant deficiencies in the design or operation of its internal control over financial reporting that could adversely affect the ability of the Issuer to record, process, summarize and report financial data, (ii) any material weaknesses in its internal control over financial reporting or (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Issuer.

(r) Other than as set forth in the Disclosure Package and the Prospectus, there is no action, suit, claim or proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer or the Subsidiary before any court or administrative agency or otherwise which, if determined adversely to the Issuer or the Subsidiary, could reasonably be expected to have a material adverse effect on the results of operations, condition (financial or otherwise), business, or prospects of the Issuer, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”) or prevent the consummation of the transactions contemplated hereby.

(s) No labor problem or dispute with the employees of the Issuer exists or, to the Issuer’s knowledge, is threatened or imminent, and the Issuer is not aware of any existing labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(t) The Issuer and the Subsidiary have good and marketable title to all of the real property, and have title to all of the personal assets, reflected in the financial statements (or as described in the Disclosure Package and the Prospectus) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Disclosure Package and the Prospectus) or which are not material in amount. The Issuer occupies its leased property under a valid and binding lease conforming in all material respects to the description thereof set forth in the Disclosure Package and the Prospectus. The Issuer has not received any written notice of any claim adverse to its ownership of any property of any claim against the continued possession of any owned or leased property.

(u) The Issuer and the Subsidiary have filed (or duly requested extension of filing for) all Federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Issuer, and the Issuer does not know of any actual or proposed additional material tax assessments.

(v) Since the respective dates as of which information is given in the Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Issuer or the Subsidiary, other than transactions in the ordinary course of business and changes and transactions described in or contemplated by the Disclosure Package and the Prospectus. The Issuer and the Subsidiary have no material contingent obligations that are not disclosed in the Issuer’s financial statements in the Disclosure Package and the Prospectus.

(w) Neither the Issuer nor the Subsidiary is, or with the giving of notice or lapse of time or both, will be, in breach of its certificate of incorporation (“Charter”) or by-laws (“By-Laws”) or in breach of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which breach or default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer or the Subsidiary is a party (except to the extent that any such conflict, breach or default has been waived), or violate the Charter or By-Laws of the Issuer or any order, rule or regulation applicable to the Issuer or the Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Issuer or the Subsidiary.

(x) No approval, consent, order or authorization by or filing with any regulatory, administrative or other governmental body is required in connection with the execution and delivery by the Issuer of this Agreement and the consummation by the Issuer of the transactions herein contemplated (except such additional steps as may be required under the 1933 Act, by the National Association of Securities Dealers, Inc. (the “NASD”) or under state securities or blue sky laws).

(y) The Issuer has made all filings, applications and submissions required by, and possess all material licenses, marketing authorizations, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (including without limitation, ISO9001/EN46001 certifications and the CE mark by the European Union under the Medical Devices Directive) (“Permits”) from governmental authorities (including, without limitation, the FDA, and any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties and market its products in the manner described in the Pricing Prospectus and the Prospectus except where the failure to file, apply, submit and possess would not have a Material Adverse Effect. There is no claim, proceeding or controversy, pending or, to the knowledge of the Issuer, threatened, involving the status of or sanctions under any of the Permits. The Issuer is the sole and exclusive holder of rights under all Permits. The Issuer has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Issuer under such Permit. None of the Permits contains any restriction that is materially burdensome on the Issuer.

(z) Neither the Issuer, nor any of its officers, directors or affiliates, has taken or may take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Issuer or which has caused or resulted in, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Issuer.

(aa) The Issuer is not, and as of the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date) and after giving effect to the offer and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus, will not be, required to register as an “investment company” as such term is defined under the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder (the “1940 Act”).

(bb) The Issuer and the Subsidiary carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Issuer or the Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Issuer and the Subsidiary are in compliance with the terms of such policies in all material respects.

(cc) The Issuer is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Issuer would have any liability; the Issuer has not incurred liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Issuer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(dd) Other than as contemplated by this Agreement, the Issuer has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(ee) Other than the Subsidiary and the shares of preferred stock and common stock of Surgica, Inc. owned by the Issuer, the Issuer does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

(ff) The Issuer has not sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Disclosure Package and the Prospectus and no such termination has been threatened by the Issuer, or any other party to any such contract or agreement.

(gg) Neither the Issuer nor the Subsidiary is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”) except for any violation that would not have a Material Adverse Effect. Neither the Issuer nor the Subsidiary owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation that might reasonably be expected to lead to such a claim.

(hh) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Issuer or the Subsidiary, or, to the knowledge of the Issuer, by any of their officers, directors, employees or agents or by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Issuer or the Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Issuer nor the Subsidiary, nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or the Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer or the Subsidiary.

(ii) Each of the Issuer and the Subsidiary owns, licenses, or otherwise has rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its respective business as currently carried on and as proposed to be carried on as described in the Disclosure Package and the Prospectus (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”), except where the failure to own, license or otherwise have rights to the Intellectual Property would not have a Material Adverse Effect. Except as specifically described in the Disclosure Package and the Prospectus (i) to the Issuer’s knowledge, no third parties have obtained rights to any such Intellectual Property from the Issuer, other than licenses granted in the ordinary course and those that would not have a Material Adverse Effect; (ii) to the Issuer’s knowledge, there is no infringement, misappropriation or other violation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Issuer’s knowledge, threatened in writing, action, suit, proceeding or claim by others challenging the Issuer’s or the Subsidiary’s rights in or to any such Intellectual Property, and the

Issuer is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Issuer’s knowledge, threatened in writing, action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Issuer is unaware of any facts which would form a reasonable basis for any such claim; (v) except as described in the Disclosure Package and the Prospectus, there is no pending or, to the Issuer’s knowledge, threatened in writing, action, suit, proceeding or claim by others that the Issuer the Subsidiary, or any of the Issuer’s or its Subsidiary’s products, product candidates, or services infringes, misappropriates, or otherwise violates, or would infringe upon, misappropriate or otherwise violate the development or commercialization of a third party’s products, product candidates, or services described in the Disclosure Package and the Prospectus, any patent, trademark, copyright, trade secret or other proprietary right of others, and the Issuer has not received any notice and are otherwise unaware of any facts which would form a reasonable basis for any such claim; (vi) to the Issuer’s knowledge, there is no patent or patent application that contains claims that can reasonably be deemed to cover or may cover any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Issuer or the Subsidiary or that is necessary for the conduct of the Issuer’s business as currently or contemplated to be conducted or that interferes with the issued or pending claims of any such Intellectual Property; (vii) there is no prior art or public or commercial activity of which the Issuer is aware that may render any patent held by the Issuer or the Subsidiary invalid or any patent application held by the Issuer or the Subsidiary unpatentable which has not been disclosed to the U.S. Patent and Trademark Office and any other patent office in which any Intellectual Property is pending for such patent or patent application; and (viii) to the Issuer’s knowledge, neither the Issuer nor the Subsidiary has committed any act or omitted to undertake any act the effect of such commission or omission would render the Intellectual Property invalid or unenforceable in whole or in part. To the Issuer’s knowledge, none of the technology employed by the Issuer has been obtained or is being used by the Issuer in violation of the rights of any person or third party.

(jj) The conduct of business by the Issuer and the Subsidiary complies, and at all times has substantially complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business, including, without limitation, (a) the Federal Food, Drug, and Cosmetic Act and similar federal, state, local and foreign laws applicable to the evaluation, testing, manufacturing, distribution, advertising and marketing of each of the Issuer’s products, in whatever stage of development or commercialization, and (b) the Federal Anti-Kickback Statute and any similar health care fraud and abuse laws. Neither the Issuer nor the Subsidiary has received any notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws.

(kk) Except to the extent disclosed in the Disclosure Package and the Prospectus the clinical, pre-clinical and other studies, tests and research conducted by or on behalf of or sponsored by the Issuer or the Subsidiary are, and at all times have been, conducted in accordance with the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder, as well as other applicable federal, state, local and foreign Laws, and consistent with current clinical and scientific research standards and procedures, except where the failure to be so conducted would not have a Material Adverse Effect. The descriptions of the results of such studies, tests and research are accurate and complete in all material respects and fairly present the data derived from such studies, tests and research, and the Issuer has no knowledge of any other studies, tests or research the results of which are inconsistent with or otherwise call into question the results described or referred to in the Pricing Prospectus and the Prospectus. Except to the extent disclosed in the Pricing Prospectus and the Prospectus, the Issuer has not notified the FDA of any adverse reactions with respect to any clinical or pre-clinical studies, tests or research that are described in the Pricing Prospectus and the Prospectus or the results of which are referred to in the Pricing Prospectus and the Prospectus, and the Issuer has not received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority with respect to any clinical or pre-clinical studies, tests or research that are described in the Disclosure Package and the Prospectus or the results of which are referred to in the Disclosure Package and the Prospectus which require the termination, suspension, delay or modification of such studies, tests or research, otherwise require the Issuer to engage in any remedial activities with respect to such studies, test or research, or threaten to impose or actually impose any fines or other disciplinary actions.

(ll) Except to the extent disclosed in the Disclosure Package and the Prospectus and as would not have a Material Adverse Effect, the Issuer has not received any Form 483s or other Notices of Adverse Findings or Warning Letters from the FDA or similar forms, notices or letters from any other regulatory agency in which the agency asserts that the operations or facilities of the Issuer or in which the Issuer’s products are manufactured may not be in compliance with applicable laws. The Issuer has not received any written or oral notice that the FDA or any other regulatory agency has commenced, or threatened to initiate, any action to withdraw its approval, request a recall or halt distribution of any of the Issuer’s products, or commenced or threatened to initiate any action to seize, or enjoin the production of, any of the Issuer’s products.

(mm) The Issuer has established and administers a compliance program (including a written compliance policy) applicable to the Issuer, to assist the Issuer and the directors, officers and employees of the Issuer in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA and any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) and to provide compliance policies governing applicable areas for medical device companies (including, without limitation, pre-clinical and clinical testing, product design and development, product testing, product manufacturing, product labeling, product storage, premarket clearance and approval, advertising and promotion, product sales and distribution, medical device reporting regulations, and record keeping).

(nn) The Issuer has not failed to file with the applicable regulatory authorities (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any filing, declaration, listing, registration, report or submission required by law, except as would not have a Material Adverse Effect; all such filings, declarations, listing, registrations, reports or submission were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions, except as would not have a Material Adverse Effect.

(oo) The information contained in the Prospectus and the Disclosure Package regarding the Issuer’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the 1933 Act and the 1934 Act were made by the Issuer on a reasonable basis and reflect the Issuer’s good faith belief and/or estimate of the matters described therein.

(pp) Except as disclosed in the Disclosure Package and the Prospectus, there are no relationships, direct or indirect, or related-party transactions involving the Issuer, the Subsidiary or any other person that are required to be so described in the Disclosure Package and the Prospectus. The Issuer is not, directly or indirectly, extending or maintaining credit, arranging for the extension of credit or renewing an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Issuer. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer to or for the benefit of any of the officers or directors of the Issuer or any of the members of any of them, except as disclosed in the Disclosure Package and the Prospectus.

(qq) Neither the Issuer nor the Subsidiary nor any officer, employee or agent of the Issuer or the Subsidiary has made an untrue statement of a material fact or fraudulent statement to the FDA or any other governmental entity, failed to disclose a material fact required to be disclosed to the FDA or any other governmental entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, in each case, relating to Issuer’s business, could reasonably be expected to provide a basis for the FDA or any other governmental entity to invoke any policies respecting Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities, including but not limited to the FDA policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Issuer nor the Subsidiary has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law for which debarment is authorized by 21 U.S.C. § 335a(b) or any similar Law.

(rr) There are no transactions, arrangements and other relationships between and/or among the Issuer, any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to affect materially the Issuer’s liquidity or the availability of or requirements for its capital resources, including those Off Balance

Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Condition and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Disclosure Package and the Prospectus which have not been described as required.

(ss) Each officer and director of the Issuer has executed a letter that contains “lock-up” provisions (the “Lock-Up Agreements”) with transfer restrictions substantially similar to those set forth in the letters attached as Exhibit A.

(tt) Since the date as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), and except as may otherwise be disclosed in the Prospectus, the Issuer has not (i) issued or granted any securities (other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to the exercise of outstanding options, rights or warrants or options granted pursuant to stock option plans), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(uu) None of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security as defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any sale of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(vv) The Issuer is not an ineligible issuer (as defined in Rule 405 under the 1933 Act) at the times specified in such Rule in connection with the offering of the Shares.

2. Purchase, Sale and Delivery of the Firm Shares.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuer agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $             per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 10 hereof.

(b) Payment for the Firm Shares to be sold hereunder is to be made by wire transfer of Federal (same day) funds to an account designated by the Company against delivery of certificates therefore to the Representatives for the several accounts of the Underwriters. Such delivery is to be made through the facilities of the Depository Trust Issuer, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Issuer shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Issuer, setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Issuer. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date by wire transfer of Federal (same day) funds drawn to the order of the Issuer against delivery of certificates therefore through the facilities of the Depository Trust Company, New York, New York.

3. Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4. Covenants of the Issuer.

The Issuer covenants and agrees with the several Underwriters that:

(a) The Issuer will (i) prepare and timely file with the Commission, under Rule 424(b) of the 1933 Act, a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the 1933 Act; (ii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the 1933 Act; (iii) not file any amendment to the Registration Statement or supplement to the Prospectus or the Disclosure Package of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the 1933 Act;(iv) not prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus, amendment or supplement, whether before or after the time that the Registration Statement becomes effective, of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives and counsel for the Underwriters shall have reasonably objected in writing;(v) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of the Shares; and (vi) furnish copies of the Disclosure Package and the Prospectus and any supplements and amendments thereto in such quantities as the Representatives may reasonably request.

(b) The Issuer has not distributed and without the prior consent of the Representatives, it will not distribute any prospectus or other offering material (including, without limitation, any offer relating to the Shares that would constitute a free writing prospectus and content on the Issuer’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares, other than the materials referred to in Section 1(d). Any such Issuer Free Writing prospectus the use of which has been consented to by the Issuer and the Representatives is listed on Schedule II(a) or Schedule II(b) hereto. The Issuer has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(c) The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.

(d) The Issuer will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed;(iv) of the receipt of any comments from the Commission; (v) of any request of the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information; (vi) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the institution or threatening of any proceedings for that purpose; and (vii) of the receipt by the Issuer of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer will use reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as reasonably possible the withdrawal thereof. As used herein, “Prospectus Delivery Period” means such period of time after the date of the first bona fide public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the 1933 Act) in connection with the sales of the Shares by any Underwriter or dealer. The Issuer will use its best efforts to prevent the issuance of any stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(e) The Issuer will cooperate with the Representatives in endeavoring to qualify the Shares for sale under (or obtain exemptions from the application of) the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Issuer will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares. The Issuer will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) The Issuer will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Issuer will deliver to, or upon the order of, the Representatives during the Prospectus Delivery Period as many copies of the Prospectus in final form, or as thereafter amended or supplemented, and each Issuer Free Writing Prospectus as the Representatives may reasonably request. The Issuer will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

(g) The Issuer will comply with the 1933 Act, and the 1934 Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuer will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (a) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with law, the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (a) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances then existing, be misleading.

(h) The Issuer will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the 1933 Act and Rule 158 of the rules and regulations promulgated thereunder.

(i) No offering, sale, short sale or other disposition of any shares of Common Shares of the Issuer or other securities convertible into or exchangeable or exercisable for shares of Common Shares or derivative of Common Shares (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Issuer otherwise than hereunder or with the prior written consent of RBC Capital Markets Corporation; provided, that this provision will not restrict the Issuer from awarding shares of Common Stock, or options or other awards to purchase shares of its common stock pursuant to its employee benefit plans as described in the Prospectus or prevent the issuance by the Issuer of shares of its common stock upon exercise of any such options or other awards. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Issuer issues an earnings release or material news or a material event relating to the Issuer occurs; or (2) prior to the expiration of the 90-day restricted period, the Issuer announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(j) The Issuer will direct the Issuer’s transfer agent with respect to the transfer restrictions upon any such securities of the Issuer that are bound by such Lockup Agreements for the duration of the period contemplated in such agreements.

(k) The Issuer shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus.

(l) The Issuer shall not invest, or otherwise use the proceeds received by the Issuer from its sale of the Shares in such a manner as would require the Issuer or the Subsidiary to register as an investment company under the 1940 Act.

(m) The Issuer will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Issuer, a registrar for the Common Shares.

(n) The Issuer will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Costs and Expenses.

Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Issuer agrees to pay (i) all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Issuer and of the Issuer’s independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, any Preliminary Prospectus, any

Issuer Free Writing Prospectus, any Disclosure Package, and the Prospectus (including all exhibits, amendments and supplements thereto), except that the Issuer shall not be responsible for any printing or distribution costs incurred more than nine months after the effective date of the Registration Statement; (ii) the filing fees of the Commission and all costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under applicable state and foreign securities laws and blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Shares; (iii) all fees and expenses of the Issuer’s transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters, (iv) all fees and expenses in connection with qualification and inclusion of the Shares other than outstanding shares of Common Stock on the Nasdaq National Market, and (v) the cost of printing or producing any agreement among underwriters, this Agreement, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Issuer.

The Issuer shall not, however, be required to pay for any of the Underwriters expenses, including fees and expenses of legal counsel (other than those related to qualification under NASD regulations and State securities or blue sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Issuer to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Issuer shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by the Issuer of the Shares.

6. Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Issuer contained herein, and to the performance by the Issuer of its covenants and obligations hereunder and to each of the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the 1933 Act shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. All material required to be filed by the Issuer pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the 1933 Act. If the Issuer has elected to rely upon Rule 462(b) under the 1933 Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be contemplated by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares. The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and agreements.

(b) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, the opinion of Davies Ward Phillips & Vineberg LLP counsel for the Issuer, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters to the effect that:

(i) The Issuer is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power to own or lease its properties and conduct its business as described in the Registration Statement and the Issuer is duly qualified to transact business as a foreign corporation in Florida and New York.

(ii) The Issuer had, as of February 25, 2006, authorized and outstanding capital stock as set forth under the “Actual” column under the caption “Capitalization” in the Prospectus; the outstanding shares of the Issuer’s Common Shares, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform, in all material respects as to legal matters, to the description thereof contained in the Prospectus; the Shares, including the Option Shares, if any, to be sold by the Issuer pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue or sale thereof under the Issuer’s Charter or Bylaws.

(iii) Based solely on a telephone conversation with the Staff of the Commission, the Registration Statement has become effective under the 1933 Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the 1933 Act.

(iv) The statements under the caption “Description of Capital Stock,” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects such documents and matters of law.

(v) Such counsel knows of no material legal or governmental proceedings pending or threatened in writing against the Issuer except as set forth in the Prospectus.

(vi) The execution and delivery of this Agreement by the Issuer do not, and the performance by the Issuer of its obligations hereunder will not, violate the Charter or By-Laws of the Issuer or result in a breach of any of the terms or provisions of, or constitute a default under any document filed as an exhibit to the documents incorporated by reference in the Registration Statement, except for any breach or default that has been waived.

(vii) This Agreement has been duly authorized, executed and delivered by the Issuer, and is a legal, valid and binding agreement of the Issuer, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.

(viii) No approval, consent, order or authorization by or filing with any regulatory, administrative or other governmental body is required in connection with the execution and delivery of this Agreement and the performance by the Issuer of its obligations hereunder which has not been obtained or made (other than as may be required under the 1933 Act, by the NASD or under state securities and blue sky laws as to which such counsel need express no opinion).

(ix) The Issuer is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus will not be, required to register as an investment company under the 1940 Act.

In rendering such opinion, Davies Ward Phillips & Vineberg LLP may rely as to matters governed by the laws of states other than New York, the General Corporation Law of the State of Delaware or Federal laws, on local counsel in such jurisdictions provided that in each case Davies Ward Phillips & Vineberg LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the 1933 Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the 1933 Act) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, financial schedules and other financial data); and (iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the 1933 Act and as of the Closing Date or the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, financial schedules and other financial data). Such opinion shall also include a statement to the effect that the Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder (except that such counsel need express no view as to financial statements, financial schedules and other financial data). With respect to such statements, Davies Ward Phillips & Vineberg LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification. As to opinion numbers (vii) Davies Ward Phillips & Vineberg LLP may assume that the Registration Statement, on the date it became effective, did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading and that neither the Prospectus nor the Disclosure Package, or any amendment or supplement thereto, as of its date and as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, opinions of Reed Smith LLP, special counsel for the Issuer with respect to patent and proprietary rights, dated the Closing Date and the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Dorsey & Whitney LLP, counsel for the Underwriters) to the effect that:

(i) To such counsel’s knowledge, except as described in the Prospectus, (A) the Issuer and the Subsidiary have valid license rights or clear title to the Intellectual Property referenced in the Prospectus, and there are no rights of third parties to any such Intellectual Property, except where the failure to have such valid license rights or clear title to the Intellectual Property would not have a Material Adverse Effect; (B) no third parties have obtained rights to any Intellectual Property from the Issuer, other than licenses granted in the ordinary course and rights that would not have a Material Adverse Effect; (C) there is no infringement, misappropriation, or other violation by third parties of any of the Intellectual Property of the Issuer or the Subsidiary that would have a Material Adverse Effect; (D) there is no infringement, misappropriation, or other violation by the Issuer or the Subsidiary of any Intellectual Property of others; (E) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others that the Issuer or the Subsidiary infringe or otherwise violate any Intellectual Property of others that would have a Material Adverse Effect; (F) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others challenging the rights of the Issuer or the Subsidiary in or to, or challenging the scope of, any Intellectual Property of the Issuer or the Subsidiary

referenced in the Prospectus; and (G) there is no patent or patent application owned by third parties that contains valid claims that cover or may cover any Intellectual Property described in the Prospectus as being owned by or licensed to the Issuer or the Subsidiary.

(ii) In such counsel’s opinion, the patent applications of the Issuer and the Subsidiary presently on file disclose patentable subject matter, and such counsel is not aware of any inventorship challenges, any interference which has been declared or provoked, prior art or public or commercial activity, or any other material fact with respect to the patent applications of the Issuer and the Subsidiary presently on file that (A) would preclude the issuance of patents with respect to such applications or (B) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable.

(iii) Except as set forth in the Registration Statement, Prospectus, in such counsel’s opinion, there is no fact which would serve as an Intellectual Property bar to any of the businesses known to such counsel which are conducted by the Issuer and the Subsidiary as described in the Prospectus.

(iv) Such counsel has reviewed the Risk Factors and Business portions of the Registration Statement and the Prospectus referencing certain Issuer patent rights, (collectively, the “Patent Sections”) (attached hereto as Exhibit B). Such counsel has no reason to believe that the information in the Patent Sections contains any untrue statement or material fact or omits to state a material fact necessary to make the statements therein not misleading and insofar as the attached Patent Sections constitute statements or summaries of matters of law, the Patent Sections are, to such counsel’s knowledge, in all material respects, accurate and complete statements or summaries, as the case may be, of the matters referred to therein.

(d) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, an opinion letter and negative assurance letter of Hogan & Hartson LLP, special counsel for the Issuer with respect to U.S. Food and Drug Administration (“FDA”) regulatory matters, dated the Closing Date or the Option Closing Date, if any addressed to the Underwriters to the effect that:

(i) counsel serves in the limited role of regulatory counsel to the Issuer in the FDA area only. In such capacity, counsel has reviewed certain information under the captions “Risk Factors — If we cannot obtain and maintain clearance or approval from governmental agencies, we will not be able to sell our products,” “Risk Factors — Modifications to our current products may require new marketing clearances or approvals or require us to cease marketing or recall the modified products until such clearances or approvals are obtained,” “Risk Factors — If we or some of our suppliers fail to comply with the FDA’s Quality System Regulation and other applicable postmarket regulatory requirements, our manufacturing operations could be disrupted, our product sales and profitability could suffer, and we may be subject to a wide variety of enforcement actions by the FDA,” and “Business—Government Regulation — United States FDA Regulation,” in the Issuer’s Prospectus dated                     , 2006 (the “Prospectus”), forming a part of the Issuer’s Registration Statement on Form S-3, as amended (Registration No. 333-133748).

(ii) counsel is of the opinion that the statements in the Prospectus under the captions “Risk Factors – If we cannot obtain and maintain clearance or approval from governmental agencies, we will not be able to sell our products,” “Risk Factors – Modifications to our current products may require new marketing clearances or approvals or require us to cease marketing or recall the modified products until such clearances or approvals are obtained,” “Risk Factors – If we or some of our suppliers fail to comply with the FDA’s Quality System Regulation and other applicable postmarket regulatory requirements, our manufacturing operations could be disrupted, our product sales and profitability could suffer, and we may be subject to a wide variety of enforcement actions by the FDA,” and “Business – Government Regulation – United States FDA Regulation,” insofar as such statements purport to summarize applicable provisions of the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Prospectus.

(iii) During the course of counsel’s professional engagement, counsel reviewed the information under the captions “Risk Factors – If we cannot obtain and maintain clearance or approval from governmental agencies, we will not be able to sell our products, “Risk Factors – Modifications to our current products may require new marketing clearances or approvals or require us to cease marketing or recall the marketed products until such clearances or approvals are obtained,” “Risk Factors – If we or some of our suppliers fail to comply with the FDA’s Quality System Regulation and other applicable postmarket regulatory requirements, our manufacturing operations could be disrupted, our product sales and profitability could suffer, and we may be subject to a wide variety of enforcements actions by the FDA,” and “Business – Government Regulation – United States FDA Regulation,” in the Prospectus and participated in conferences with officers and other representatives of the Issuer at which FDA regulatory matters were discussed. While the purpose of counsel’s professional engagement was not to establish or confirm factual matters set forth in the Prospectus, and counsel has not undertaken any obligation to verify independently any of those factual matters, and does not assume any responsibility for, the accuracy, completeness, or fairness of the statements under the above-referenced captions in the Prospectus, counsel may state on the basis of the information gained by counsel in the course of these discussions and activities as special FDA regulatory counsel to the Issuer in connection with review of the statements contained in such captioned sections that no facts have come to counsel’s attention that cause counsel to believe that the statements in the Prospectus under the such captions, insofar as such statements relate to FDA regulatory matters, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or as of the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Representatives shall have received from Dorsey & Whitney LLP, counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to the formation of the Issuer, the validity of the Shares and other related matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(f) The Representatives shall have received at or prior to the Closing Date from Dorsey & Whitney LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or blue sky laws of such jurisdictions as the Representatives may reasonably have designated to the Issuer.

(g) You shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, of Grant Thornton LLP confirming that they are independent public accountants within the meaning of the 1933 Act and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the 1933 Act; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin); provided, however, that the letter delivered on the Closing Date shall use a “cut-off date” of February 26, 2005.

(h) You shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the 1933 Act and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the 1933 Act; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin); provided, however, that the letter delivered on the Closing Date shall use a reasonable “cut-off date.”

(i) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Issuer’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

(i) The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

(ii) The representations and warranties of the Issuer contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any;

(iii) They have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the Registration Statement, the Disclosure Package and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstance under which they were made, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus or any Issuer Free Riding Prospectus which has not been so set forth in such supplement or amendment; and

(iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

(j) The Issuer shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(k) Executed copies of the Lockup Agreements described in Section 4(j) have been delivered to the Representatives.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Dorsey & Whitney LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Issuer of such termination in writing on or prior to the Closing Date or the Option Closing Date, if any.

In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 16 hereof).

7. Conditions of the Obligations of the Issuer.

The obligations of the Issuer to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefore initiated or threatened.

8. Indemnification.

(a) The Issuer agrees:

(i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment thereto, or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or caused by any omission or alleged omission to state a material fact therein necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this indemnity obligation shall not apply insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any issuer information made in reliance upon and in conformity with any written information furnished to the Issuer by any Underwriter through RBC Capital Markets Corporation expressly for use therein, such information being listed in Section 13 below; provided, further that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter if (I) a loss, claim, liability, expense or damage results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such Preliminary Prospectus, which untrue statement or omission was completely corrected in the Prospectus (as then amended or supplemented) and (II) the Issuer sustains the burden of proving that the Underwriters sold Shares to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) and (III) the Issuer had previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or such confirmation and (IV) the Underwriters failed to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered would have been a complete defense against the person asserting such loss, claim, liability, expense or damage.

(b) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Issuer or any such director, officer or controlling person may become subject under the 1933 Act or otherwise (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) insofar as such losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with any written information furnished to the Issuer by any Underwriter through RBC Capital Markets Corporation expressly for use therein, such information being listed in Section 13 below.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably acceptable to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

(e) It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Issuer in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(f) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the

Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(g) The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(g) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(g), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(g) and (h) to contribute are several in proportion to their respective underwriting obligations and not joint.

(h) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(i) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. A successor to any Underwriter, or to the Issuer or its respective directors or officers, or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

9. Default by Underwriters.

If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any other underwriters, to purchase from the Issuer such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Issuer or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Issuer except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to	RBC Capital Markets Corporation
1 Liberty Plaza
New York, New York 10006-1404
Attention: Joe Morea
Syndicate Director
Fax: (212) 428-6260

if to the Issuer, to	AngioDynamics, Inc.
603 Queensbury Avenue
Queensbury, New York 12804
Attention: Eamonn Hobbs
President and Chief Executive Officer
Fax: (518) 798-1360

11. Termination.

(a) This Agreement may be terminated by you by notice to the Issuer at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change, which (A) in the absolute discretion of any group of Underwriters (which may include RBC Capital Markets Corporation) that has agreed to purchase in the aggregate at least 50% of the Firm Securities, as long as RBC Capital Markets Corporation does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of RBC Capital Markets Corporation (whether or not the condition of clause (A) is satisfied) has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in (A) the absolute discretion of any group of Underwriters (which may include RBC Capital Markets Corporation) that has agreed to purchase in the aggregate at least 50% of the Firm Securities, as long as RBC Capital Markets Corporation does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of RBC Capital Markets Corporation (whether or not the condition of clause (A) is satisfied), make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Issuer, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Issuer’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1934 Act); (vii) the suspension of trading of the Issuer’s Common Shares by the Nasdaq National Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b) as provided in Sections 6 and 9 of this Agreement.

12. Successors.

This Agreement has been and is made solely for the benefit of the Issuer and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. Information Provided by Underwriters.

The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus consists of the information contained in the Prospectus in the first paragraph under the caption “Underwriting - Commissions and Expenses, “Stabilization, Short Positions and Penalty Bids” and “Passive Market Making.”

14. Research Independence.

In addition, the Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters’ investment banking divisions. The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

15. No Fiduciary Duty.

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the underwriters, the Issuer acknowledges and agrees that:

(a) nothing herein shall create a fiduciary or agency relationship between the Issuer and the Underwriters;

(b) the Underwriters are not acting as advisors, expert or otherwise, to the Issuer in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

(c) the relationship between the Issuer and the Underwriters is entirely and solely commercial, based on arms-length negotiations;

(d) any duties and obligations that the Underwriters may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and

(e) notwithstanding anything in this Underwriting Agreement to the contrary, the Issuer acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Issuer by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Issuer for, any of such additional financial interests.

The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

16. Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer, or its directors or officers or any person controlling the Issuer and (c) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer and the several Underwriters in accordance with its terms.

Very truly yours,

ANGIODYNAMICS, INC.

By
Name:	Eamonn P. Hobbs
Title:	Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed

and accepted as of the date first above written.

RBC CAPITAL MARKETS CORPORATION

CANACCORD ADAMS

FIRST ALBANY CAPITAL INC.

KEYBANC CAPITAL MARKETS

As the Representatives of the several

Underwriters listed on Schedule I

By: RBC Capital Markets Corporation

By:
Name:
Title:

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased
RBC Capital Markets Corporation
Canaccord Adams
First Albany Capital Inc.
KeyBanc Capital Marketss

Total

SCHEDULE II(a)

Materials Other than the Pricing Prospectus that Comprise the Disclosure Package:

SCHEDULE II(b)

Issuer Free Writing Prospectuses Not Included in the Disclosure Package

[List on this Schedule all electronic roadshows and any other Issuer FWPs that were not required to be distributed in order to satisfy Section 12 obligations]

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

EXHIBIT B

PATENT SECTIONS